                                                                    EXHIBIT 21.1

                     NATIONSRENT, INC. AND ITS SUBSIDIARIES

NationsRent, Inc., a Delaware corporation

Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation

NationsRent of Kentucky, Inc., a Delaware corporation

NationsRent of Ohio, Inc., a Delaware corporation

NationsRent of Indiana, Inc., a Delaware corporation

NationsRent of West Virginia, Inc., a Delaware corporation

Sam's Equipment Rental, Inc., an Ohio corporation
         (a subsidiary of Gabriel Trailer Manufacturing Company, Inc.)

Titan Rentals, Inc., a West Virginia corporation (a subsidiary of NationsRent of West Virginia, Inc.)

The Bode-Finn Company, an Ohio corporation

NationsRent of Florida, Inc., a Delaware corporation

A-Action, Inc., a Pennsylvania corporation doing business as A-Action Rental & Sales, Inc.

Raymond Equipment Company, a Kentucky corporation doing business as Jobs Rental

NationsRent of Texas, Inc., a Delaware corporation

The J. Kelly Co., a Michigan corporation